As filed with the U.S. Securities and Exchange Commission on February 12, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENAISSANCERE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0141974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

RENAISSANCE HOUSE 12 CROW LANE PEMBROKE HM 19 BERMUDA (441) 295-4513	RENAISSANCERE FINANCE INC. 1095 AVENUE OF THE AMERICAS 5TH FLOOR NEW YORK, NY 10036 (212) 238-9600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

SHANNON LOWRY BENDER, ESQ. EXECUTIVE VICE PRESIDENT, GROUP GENERAL COUNSEL AND CORPORATE SECRETARY RENAISSANCERE HOLDINGS LTD. RENAISSANCE HOUSE 12 CROW LANE, PEMBROKE HM 19 (441) 295-4513	KAREN A. DEWIS, ESQ. SONIA G. BARROS, ESQ. SIDLEY AUSTIN LLP 1501 K STREET, N.W. WASHINGTON, DC 20005 (202) 736-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

PROSPECTUS

RENAISSANCERE HOLDINGS LTD.

UP TO 1,322,541 COMMON SHARES

This prospectus relates to the offer and resale or other disposition by the selling shareholder identified in this prospectus of up to an aggregate of 1,322,541 common shares of RenaissanceRe Holdings Ltd. The common shares that may be offered under this prospectus by the selling shareholder consist of 1,322,541 common shares issued to American International Group, Inc. (“AIG”) pursuant to a Stock Purchase Agreement we entered into with AIG on May 22, 2023 (“AIG Stock Purchase Agreement”). We are registering these common shares to satisfy registration rights we have granted to the selling shareholder pursuant to a registration rights agreement entered into in connection with the AIG Stock Purchase Agreement (the “Registration Rights Agreement”).

The selling shareholder identified in this prospectus may offer and sell the common shares from time to time as they may determine on any stock exchange, market or trading facility on which the common shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions as described in the section entitled “Plan of Distribution.”

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the common shares by the selling shareholder. We do not know when or in what amount the selling shareholder may offer the common shares for sale.

Our common shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “RNR”. On February 11, 2025, the last reported sale price of our common shares on the NYSE was $235.02 per share.

INVESTING IN OUR COMMON SHARES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 3 AND ANY OTHER RISK FACTORS THAT MAY BE INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR IN ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the documents incorporated by reference in this prospectus and any amendments or supplements carefully before you make your own investment decision.

The selling shareholder may use this prospectus and any accompanying prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

This prospectus may be distributed in Bermuda and/or the securities may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act 1981, the Investment Business Act 2003 and the Exchange Control Act 1972 (and the regulations made thereunder). Consent under the Exchange Control Act has been obtained from the Bermuda Monetary Authority (the “BMA”) for the issue and transfer of our shares to persons non-resident in Bermuda for exchange control purposes and for the issue and transfer of up to 20% of our issued and outstanding shares to persons resident in Bermuda for exchange control purposes. Persons resident in Bermuda, for Bermuda exchange control purposes, may therefore require the prior approval of the BMA in order to acquire any offered shares if the transfer would result in such persons owning more than 20% of our outstanding shares. In granting such consent the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

The date of this prospectus is February 12, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, the selling shareholder named in this prospectus and any accompanying prospectus supplement may, from time to time, sell up to 1,322,541 common shares in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the common shares that may be offered by the selling shareholder. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” before investing. To the extent the information in any prospectus supplement and/or any information incorporated by reference in this prospectus is inconsistent with the information contained in this prospectus, the information in the document that was filed later shall govern.

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as our other public filings, which are available without charge through the SEC website at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, pricing supplement or in any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RENAISSANCERE HOLDINGS LTD.

OVERVIEW

RenaissanceRe is a Bermuda exempted company limited by shares with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Our mission is to match desirable risk with efficient capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to enable our purpose of protecting communities and enabling prosperity. We seek to accomplish these goals by (i) being a trusted, long-term partner to our customers for assessing and managing risk, (ii) delivering responsive and innovative solutions, (iii) leveraging our core capabilities of risk assessment and information management, (iv) investing in these core capabilities in order to serve our customers across market cycles, and (v) keeping our promises.

Our core products include property, casualty and specialty reinsurance, and certain insurance products, principally distributed through intermediaries with whom we have cultivated strong long-term relationships. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management. We provide value to our customers and partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid claims promptly. We have three principal drivers of profit that generate diversified earnings streams for our business—underwriting income, fee income, and investment income.

Additionally, we pursue a number of other opportunities, such as creating and managing our joint ventures and managed funds, executing customized reinsurance transactions to assume or cede risk, and managing certain strategic investments. We continually explore appropriate and efficient ways to address the risk management needs of our clients and the impact of various regulatory and legislative changes on our operations. From time to time, we consider diversification into new ventures, either through organic growth, the formation of new joint ventures or managed funds, or the acquisition of, or the investment in, other companies or books of business of other companies.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to “Where You Can Find More Information; Incorporation by Reference.”

RISK FACTORS

An investment in our securities involves certain risks. Before you invest, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2024;

•

the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offering by the selling shareholder.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. For example, we may include certain forward-looking statements with regard to trends in results, prices, volumes, operations, investment results, margins, combined ratios, fees, reserves, market conditions, risk management and exchange rates; the consequences of our strategic decisions; the performance of our underwriting portfolio, Capital Partners unit, and investment portfolio; and the impact of general economic conditions such as changes in inflation and interest rates on our results of operations. This prospectus supplement, including the information incorporated by reference herein, may also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in our industry, industry capital and government initiatives and regulatory matters affecting the (re)insurance industries.

In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated herein by reference, and the following:

•	our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results;

•	the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events;

•	the effectiveness of our claims and claim expense reserving process;

•	the effect of emerging claims and coverage issues;

•	the performance of our investment portfolio and financial market volatility;

•	the effects of inflation;

•	our exposure to ceding companies and delegated authority counterparties and the risks they underwrite;

•	our ability to maintain our financial strength ratings;

•	our reliance on a small number of brokers;

•	the highly competitive nature of our industry;

•	the historically cyclical nature of the (re)insurance industries;

•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available;

•	our ability to attract and retain key executives and employees;

•	our ability to successfully implement our business, strategies and initiatives;

•	our exposure to credit loss from counterparties;

•	our need to make many estimates and judgments in the preparation of our financial statements;

•	our exposure to risks associated with our management of capital on behalf of investors;

•	changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations;

•	the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and in the Middle East;

•	other political, regulatory or industry initiatives adversely impacting us;

•	the impact of cybersecurity risks, including technology breaches or failure;

•	our ability to comply with covenants in our debt agreements;

•	the effect of adverse economic factors, including changes in the prevailing interest rates;

•	the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which we operate;

•	our ability to determine any impairments taken on our investments;

•	our ability to raise capital on acceptable terms;

•	our ability to comply with applicable sanctions and foreign corrupt practices laws; and

•	our dependence on capital distributions from our operating subsidiaries.

As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The factors listed above, which are discussed in more detail in our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The proceeds from the sale of the common shares pursuant to this prospectus are solely for the account of the selling shareholder. We will not receive any proceeds from the sale of these common shares by the selling shareholder.

SELLING SHAREHOLDER

This prospectus relates to the periodic offer and sale of up to 1,322,541 common shares by the selling shareholder. The following table sets forth certain information with respect to the selling shareholder and their ownership of Common Shares as of the date hereof. The selling shareholder may sell none, some or all of the common shares offered hereby. However, the number of common shares that will be held by the selling shareholder after this offering set forth below assumes the sale of all common shares offered hereby. In addition, the selling shareholder may have previously sold some or all of the shares set forth opposite its name in the table below. Except for insurance and reinsurance transactions in the ordinary course of business, investments in certain of our joint ventures, as otherwise noted in this prospectus (including the information incorporated herein by reference) or the AIG Stock Purchase Agreement and other agreements entered into in connection with the Validus Acquisition, including the Registration Rights Agreement, neither the selling shareholder nor any of its affiliates have or, within the past three years has had, any position, office or any other material relationship with us.

	Shares Owned Prior to this Offering	Maximum Number of Shares Offered Hereby	Shares Owned After this Offering (assuming the sale of all shares offered hereby)
Name of Selling Shareholder			Number of Shares	Percentage of Class
American International Group, Inc.	1,322,541	1,322,541	0	–

PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus to permit the selling shareholder to offer and sell the offered shares from time to time after the date of this prospectus. We have agreed to, among other things, bear all expenses, other than fees of the selling shareholder’s counsel, any brokers’ or underwriters’ discounts and commissions, and any transfer taxes, in connection with the registration and sale of the common shares covered by this prospectus. We will not receive any of the proceeds of the sale of the common shares offered by this prospectus. The aggregate proceeds to the selling shareholder from the sale of the common shares will be the purchase price of the common shares less any discounts and commissions. The selling shareholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of common shares to be made directly or through agents. If any successor to the selling shareholder named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successors as a selling shareholder.

The common shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling shareholder and its successors, which includes its donees, pledgees or transferees or their successors-in-interest, or;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling shareholder or the purchasers of the common shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The selling shareholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the common shares by such selling shareholder and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. A selling shareholder who is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common shares may be sold in one or more transactions:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the selling shareholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of common shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of the common shares in the course of hedging their positions;

•	sell the common shares short and deliver the common shares to close out short positions;

•	loan or pledge the common shares to broker-dealers or other financial institutions that in turn may sell the common shares;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The common shares are listed on the NYSE under the symbol “RNR.”

There can be no assurance that the selling shareholder will sell any or all of the common shares under this prospectus. Further, we cannot assure you that such selling shareholder will not transfer, devise or gift the common shares by other means not described in this prospectus. In addition, any common shares covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholder and any other person participating in the sale of the common shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the selling shareholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We shall pay substantially all of the expenses incidental to the registration, offering and sale of the common shares to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any fees of the selling shareholder’s counsel, underwriting discounts or commissions or transfer taxes relating to the sale of common shares.

LEGAL MATTERS

Certain legal matters with respect to Bermuda law will be passed upon for us by Carey Olsen Bermuda Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF OUR COMMON SHARES

The following is a summary of certain provisions of our Memorandum of Association (the “Memorandum”) and our Amended and Restated Bye-Laws (“Bye-Laws”). Because this summary is not complete, you should refer to our Memorandum and Bye-Laws for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum or the Bye-Laws, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made is qualified in its entirety by such reference.

Our common shares are listed on the New York Stock Exchange under the symbol “RNR”. The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. We have authorized the issuance of 225,000,000 common shares, and 49,251,139 shares were outstanding at February 7, 2025. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description and as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 4, 2022.

TRANSFER AGENT

Our registrar and transfer agent for our common shares is Computershare Inc.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.

In addition, our Bye-laws provide that no Person shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares, as our Board of Directors may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder, (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. Our Board of Directors has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).

“Ten Percent Shareholder” means a Person who our Board of Directors determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.

“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.

Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid-up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of our Board of Directors, the classification of our Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.

VOTING RIGHTS LIMITATIONS

Our Bye-Laws provide that to the extent a Person shall be deemed by our Board of Directors in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. Our Board of Directors has the right to waive these restrictions in its sole discretion.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus, any accompanying prospectus supplement and the reports incorporated by reference herein or therein from (1) our own internal estimates and research, (2) industry and general publications and research, (3) studies and surveys conducted by third parties and (4) other publicly available information. Independent research reports and industry publications generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that the information included and incorporated by reference in this prospectus from such publications, research, studies and surveys is reliable, neither we, nor any underwriters have or will have independently verified data from these third-party sources. In addition, while we believe our internal estimates and research are reliable and the definitions of our market and industry are appropriate, neither such estimates and research nor such definitions have been verified by any independent source. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties as the other forward-looking statements in this prospectus and in any accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving RenaissanceRe Finance Inc., our United States agent irrevocably appointed for that purpose.

We have been advised by Carey Olsen Bermuda Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Carey Olsen Bermuda Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, 17th Floor, New York, New York 10005.

General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.renre.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. We also make available, free of charge from our website, our Audit Committee Charter, Corporate Governance and Human Capital Management Committee Charter, Corporate Governance Guidelines, and Code of Ethics. Such information is also available in print for any shareholder who sends a request to RenaissanceRe Holdings Ltd., Attn: Office of the Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda. The information on our website is not incorporated by reference in this prospectus.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K or otherwise is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the following documents which have been filed with the SEC, except for any portion of such document that is deemed furnished and not filed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 12, 2025;

•	Our Definitive Proxy Statement on Schedule 14A for the 2024 Annual General Meeting of Shareholders filed with the SEC on March 26, 2024 (our “Proxy Statement”);

•

The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July  24, 1995 including any future amendment or report for the purpose of updating such description and the description filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 4, 2022.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or otherwise, until the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or otherwise, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

To each person, including any beneficial owner, to whom this prospectus is delivered, we will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to the following address: at the following address: RenaissanceRe Holdings Ltd., Attn: Shannon Lowry Bender, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby are not known at this time.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 98 of the Companies Act of 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

In addition, Section 98 provides that a Bermuda company may advance moneys to its directors, officers and auditors for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor repay the advance if any allegation of fraud or dishonesty is proved against them.

We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or default.

We have entered into employment agreements with all of our executive officers which each contain provisions pursuant to which we have agreed to indemnify each executive to the fullest extent contemplated by Bermuda laws, subject to only certain exceptions, and to maintain customary insurance policies providing for indemnification. These employment agreements also provide for advancement by us to such executive officer of expenses incurred in defending any civil or criminal action, suit or proceeding, upon receipt by us of a written affirmation of such officer’s good faith belief that his or her conduct does not constitute the sort of behavior that would preclude indemnification under the employment agreement and of a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to be indemnified by us under the employment agreement.

We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of RenaissanceRe (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-70008, which was declared effective by the Commission on July 26, 1995))(P)

EXHIBIT NUMBER	DESCRIPTION

3.2	Amended and Restated Bye-Laws of RenaissanceRe (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the Commission on August 14, 2002)

3.3	Memorandum of Increase in Share Capital (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed with the Commission on May 14, 1998)

4.1	Specimen Stock Certificate (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-70008) which was declared effective by the Commission on July 26, 1995) (P)

5.1	Opinion of Carey Olsen Bermuda Limited as to the legality of the common shares

23.1	Consent of Carey Olsen Bermuda Limited (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Ltd.

24.1	Power of Attorney (included on the signature pages hereto)

107	Filing Fee Table

*	To be filed by amendment or report on Form 8-K, if necessary, pursuant to Item 601 of Regulation S-K.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 12th day of February, 2025.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. O’Donnell
Name:	Kevin J. O’Donnell
Title:	Chief Executive Officer, President and Director

The undersigned officers and directors of RenaissanceRe Holdings Ltd. hereby severally constitute and appoint Shannon Lowry Bender, Robert Qutub, James C. Fraser and Helen James, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for offerings under this Registration Statement which may be filed under 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. O’Donnell Kevin J. O’Donnell	Chief Executive Officer, President and Director (Principal Executive Officer)	February 12, 2025

/s/ Robert Qutub Robert Qutub	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2025

/s/ James C. Fraser James C. Fraser	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 12, 2025

/s/ James L. Gibbons James L. Gibbons	Non-Executive Chair of the Board of Directors	February 12, 2025

/s/ David C. Bushnell David C. Bushnell	Director	February 12, 2025

/s/ Loretta J. Mester Loretta J. Mester	Director	February 12, 2025

/s/ Duncan Hennes Duncan Hennes	Director	February 12, 2025

Signature	Title	Date

/s/ Shyam Gidumal Shyam Gidumal	Director	February 12, 2025

/s/ Torsten Jeworrek Torsten Jeworrek	Director	February 12, 2025

/s/ Henry Klehm, III Henry Klehm, III	Director	February 12, 2025

/s/ Valerie Rahmani Valerie Rahmani	Director	February 12, 2025

/s/ Carol P. Sanders Carol P. Sanders	Director	February 12, 2025

/s/ Cynthia Trudell Cynthia Trudell	Director	February 12, 2025